KKR REAL ESTATE FINANCE TRUST INC. REPORTS
SECOND QUARTER 2017 FINANCIAL RESULTS

New York, NY, August 9, 2017 - KKR Real Estate Finance Trust Inc. (the “Company” or “KREF”) (NYSE:KREF) today reported financial results for the quarter ended June 30, 2017.

Reported net income attributable to common stockholders of $14.1 million, or $0.30 per basic and diluted share of common stock, for the three months ended June 30, 2017, as compared to net income attributable to common stockholders of $10.4 million, or $0.39 per basic and diluted share of common stock, for the three months ended March 31, 2017.

Reported Net Core Earnings of $13.0 million, or $0.28 per diluted share of common stock, for the three months ended June 30, 2017, as compared to Net Core Earnings of $8.9 million, or $0.33 per diluted share of common stock, for the three months ended March 31, 2017.

Second Quarter 2017 Highlights

•	Committed $224.0 million to new floating-rate senior loans

•	Current portfolio of $1,264.5 million is 100% performing and 89% floating-rate with a weighted average loan-to-value ratio ("LTV") of 67% as of June 30, 2017

•	Book value was $1,065.2 million as of June 30, 2017 or $19.83 per share

“Since our IPO in May 2017, we have continued to grow our franchise in the market and increase our pace of investing with 4 new loan originations totaling $460 million of total commitments. We are encouraged by our forward pipeline and the opportunity to continue to make attractive investments and scale our investment portfolio,” said Chris Lee and Matt Salem, Co-Chief Executive Officers of KREF.

Second Quarter 2017 Investment Activity
Loan Originations
During the second quarter, the Company committed capital to the following floating-rate senior loans ($ in thousands):

Description/ Location	Property Type	Month Originated	Maximum Face Amount	Initial Face Amount Funded	Interest Rate(A)	Maturity Date(B)	LTV
Senior Loan, Irvine, CA	Office	April 2017	$162,100	$130,000	L + 3.9%	May 2022	62%
Senior Loan, Atlanta, GA	Office	May 2017	61,900	42,500	L + 4.0	June 2022	71
Total/Weighted Average			$224,000	$172,500	L + 3.9%		64%

(A)	Floating rate based on one-month USD LIBOR.

(B)	Maturity date assumes all extension options are exercised, if applicable.

The weighted average underwritten internal rate of return of all loans originated in the second quarter is 11.5%.
Funding of Previously Closed Loans
During the second quarter, the Company funded approximately $10.0 million for loans closed prior to the quarter.
Loan Repayments

During the second quarter, the Company received approximately $1.7 million from loan repayments.

Quarter End Portfolio Summary
The following table sets forth certain information regarding the Company’s portfolio at June 30, 2017 ($ in millions):

Investment	Committed Principal Amount	Current Carrying Value	Weighted Average Coupon(B)(C)	Max Remaining Term (Years)(B)(D)	Weighted Average LTV(B)
Senior Loans(A)	$1,311.0	$975.7	L + 4.4%	4.3	66%
Mezzanine Loans(E)	102.7	80.4	10.7	4.4	76
Preferred Equity(F)	37.1	37.1	L + 10.5	4.6	60
CMBS B-Pieces(G)	108.5	108.5	4.2	8.4	65
Total/Weighted Average	$1,559.3	$1,201.7	6.1%	4.7	67%

(A)
Senior loans include senior mortgages and similar credit quality investments, including junior participations in our originated senior loans for which we have syndicated the senior participations and retained the junior participations for our portfolio.

(B)	Weighted average is weighted by current principal amount for our senior and mezzanine loans and preferred equity and by net equity for our CMBS B-Pieces.

(C)
L = one-month USD LIBOR rate; spot rate as of June 30, 2017 of 1.22% included in mezzanine loan and portfolio-wide averages represented as fixed rates. For mezzanine loans, 67% or $54.1 million are floating-rate.

(D)	Max remaining term (years) assumes all extension options are exercised, if applicable.

(E)	Total amount does not include principal paydowns or amortization specific to one mezzanine loan in the amount of $2.7 million.

(F)	Coupon includes a 3.5% fixed accrual rate which steps up to a 4.0% fixed accrual in February 2020 (years six and seven).

(G)	Represents CMBS B-Pieces with an aggregate current principal amount of $309.2 million and a $4.0 million investment in an aggregator vehicle that invests in CMBS B-Pieces.

Portfolio Performance
As of June 30, 2017, the average risk rating of the Company's portfolio was 2.9 (Average Risk), weighted by investment carrying value, with 98.5% of the total loan portfolio rated 3 (Average Risk) or better by KKR Real Estate Finance Manager LLC (our "Manager"). As of June 30, 2017, no investments were rated 5 (Impaired/Loss Likely).

Non-GAAP Financial Measures

Reconciliation of Net Core Earnings to Net Income Attributable to Common Stockholders
The table below reconciles Net Core Earnings and Net Core Earnings per basic and diluted share of common stock with net income attributable to common stockholders and net income attributable to common stockholders per basic and diluted share of common stock for the three months ended June 30, 2017 and March 31, 2017 ($ in thousands, except per share data):

	Three Months Ended	Earnings Per Diluted Share	Three Months Ended	Earnings Per Diluted Share
	June 30, 2017		March 31, 2017
Net Income (Loss) Attributable to Common Stockholders	$14,081	$0.30	$10,364	$0.39
Adjustments
Non-cash equity compensation expense	15	—	—	—
Incentive compensation to affiliate	—	—	—	—
Depreciation and amortization	—	—	—	—
Unrealized (gains) or losses	(1,068)	(0.02)	(1,498)	(0.06)
Core Earnings(A)	$13,028	$0.28	$8,866	$0.33
Incentive compensation to affiliate	—	—	—	—
Net Core Earnings	$13,028	$0.28	$8,866	$0.33
Weighted average number of shares of common stock outstanding
Basic	46,632,975		26,879,428
Diluted	46,633,248		26,879,428

(A)
Excludes $1.3 million and $1.2 million, or $0.03 and $0.05 per diluted weighted average share outstanding of original issue discount on CMBS B-Pieces accreted as a component of taxable income during the three months ended June 30, 2017 and March 31, 2017, respectively.

Book Value
The Company’s book value per share of common stock was $19.83 at June 30, 2017, as compared to book value per share of common stock of $20.51 at March 31, 2017.

Subsequent Events

The following events occurred subsequent to June 30, 2017:

Investing Activities

The Company originated the following senior loans subsequent to June 30, 2017 ($ in thousands):

Description/ Location	Property Type	Month Originated	Maximum Face Amount	Initial Face Amount Funded	Interest Rate(A)	Maturity Date(B)	LTV
Senior Loan, Queens, NY	Industrial	July 2017	$75,100	$61,300	L + 3.7%	August 2022	72%
Senior Loan, Denver, CO(C)	Multifamily	August 2017	91,000	91,000	L + 4.4	August 2022	73
Senior Loan, New York, NY(D)	Condo(Residential)	August 2017	239,200	239,200	L + 4.8	September 2020	69
Total/Weighted Average			$405,300	$391,500	L + 4.5%		71%

(A)	Floating rate based on one-month USD LIBOR.

(B)	Maturity date assumes all extension options are exercised, if applicable.

(C)
LTV is based on the senior mortgage amount of $81.0 million at closing divided by the as-is appraised value of $111.4 million. LTV excludes a $10.0 million mezzanine loan intended for sale which equates to an 82% LTV through the mezzanine position.

(D)	LTV is based on the total loan amount of $239.2 million divided by the appraised net sell-out value of $345.4 million.

The weighted average underwritten IRR of all loans originated subsequent to June 30, 2017 through August 9, 2017 is 12.5%.

Funding of Previously Closed Loans

The Company funded approximately $5.0 million for previously closed loans subsequent to June 30, 2017.

Financing Activities

In July and August 2017, the Company borrowed $342.1 million in proceeds under the Wells Fargo master repurchase facility.

In July 2017, the Company borrowed $71.1 million in proceeds under the Morgan Stanley master repurchase facility.

Corporate Activities

Dividends

In July 2017, the Company paid a $13.4 million dividend on its common stock, or $0.25 per share, with respect to the second quarter of 2017, to stockholders of record on June 30, 2017.

Teleconference Details:
The Company will host a conference call to discuss its financial results on Wednesday, August 9, 2017 at 9:00 a.m. Eastern Time. Members of the public who are interested in participating in the Company’s second quarter 2017 earnings teleconference call should dial from the U.S., (866) 807-9684, or from outside the U.S., +1 (412) 317-5415, shortly before 9:00 a.m. and reference the KKR Real Estate Finance Trust Inc. Teleconference Call; pass code 10110801. Please note the teleconference call will be available for replay beginning approximately two hours after the broadcast. To access the replay, callers from the U.S. should dial (877) 344-7529 and callers from outside the U.S. should dial +1 (412) 317-0088, and enter conference identification number 10107859.
Webcast:
The conference call will also be available on the Company’s website at www.kkrreit.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the webcast will also be available for 30 days on the Company’s website.
Supplemental Information
The slide presentation accompanying this release and containing supplemental information about the Company’s financial results for the fiscal quarter ended June 30, 2017 may also be accessed through the investor relations section of the Company’s website at www.kkrreit.com.
About KKR Real Estate Finance Trust Inc.
KKR Real Estate Finance Trust Inc. (NYSE: KREF) is a real estate investment trust that primarily originates or acquires senior loans collateralized by institutional-quality commercial real estate assets that are owned and operated by experienced and well-capitalized sponsors and located in liquid markets with strong underlying fundamentals. The Company's target assets also include mezzanine loans, preferred equity and other debt-oriented instruments with these characteristics. The Company is externally managed and advised by KKR Real Estate Finance Manager LLC, a registered investment adviser and a subsidiary of KKR & Co. L.P., a leading global alternative investment firm with a 40-year history of leadership, innovation and investment excellence and approximately $148.5 billion of assets under management as of June 30, 2017.
Additional information can be found on the Company’s website at www.kkrreit.com.
Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current views with respect to, among other things, its future operations and financial performance. You can identify these forward looking statements by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company or are within its control. Such forward-looking statements are subject to various risks and uncertainties, including, among other things: the general political, economic and competitive conditions in the United States and in any foreign jurisdictions in which the Company invests; the level and volatility of prevailing interest rates and credit spreads; adverse changes in the real estate and real estate capital markets; general volatility of the securities markets in which the Company participates; changes in the Company’s business, investment strategies or target assets; difficulty in obtaining financing or raising capital; reductions in the yield on the Company’s investments and increases in the cost of the Company’s financing; deterioration in the performance of properties securing the Company’s investments that may cause deterioration in the performance of the Company’s investments and potentially principal losses to the Company; defaults by borrowers in paying debt service on outstanding indebtedness; the adequacy of collateral securing the Company’s investments and declines in the fair value of the Company’s investments; the Company’s qualification as a REIT for U.S. federal income tax purposes and the Company’s exclusion from registration under the Investment Company Act; and other risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s prospectus dated May 4, 2017, filed with the SEC on May 8, 2017, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in this release. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and information included in this release and in the Company’s filings with the SEC. All forward looking statements in this release speak only as of the date of this release. The Company undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.
CONTACT INFORMATION

Investor Relations:
KKR Real Estate Finance Trust Inc.
Sasha Barenbaum
Tel: +1-888-806-7781(U.S.) / +1-212-763-9048
KREF-IR@kkr.com

Media:
Kohlberg Kravis Roberts & Co. L.P.
Kristi Huller
Tel: +1-212-750-8300
media@kkr.com

Definitions:

"Loan-to-value ratio": Generally based on the initial loan amount divided by the as-is appraised value as of the date the loan was originated. For our senior and mezzanine loans, LTV is based on the initial loan amount divided by the as-is appraised value as of the date the loan was originated. For one mezzanine loan, LTV is based on the total loan amount divided by the as-is appraised value at March 17, 2017. For our preferred equity investment, LTV is based on the total loan amount plus the current principal amount of the preferred equity investment, divided by the as-is appraised value at March 30, 2017. For our CMBS B-Pieces, LTV is based on the weighted average LTV of the underlying loan pool.

"Internal Rate of Return": IRR is the annualized effective compounded return rate that accounts for the time-value of money and represents the rate of return on an investment over a holding period expressed as a percentage of the investment. It is the discount rate that makes the net present value of all cash outflows (the costs of investment) equal to the net present value of cash inflows (returns on investment). It is derived from the negative and positive cash flows resulting from or produced by each transaction (or for a transaction involving more than one investment, cash flows resulting from or produced by each of the investments), whether positive, such as investment returns, or negative, such as transaction expenses or other costs of investment, taking into account the dates on which such cash flows occurred or are expected to occur, and compounding interest accordingly. The weighted average underwritten IRR for the investments shown reflects the returns underwritten by KKR Real Estate Finance Manager LLC, the Company’s external manager, taking into account certain assumptions around leverage up to no more than the maximum approved advance rate, and calculated on a weighted average basis assuming no dispositions, early prepayments or defaults but assuming that extension options are exercised and that the cost of borrowings remains constant over the remaining term. With respect to certain loans included in the weighted average underwritten IRR shown, the calculation assumes certain estimates with respect to the timing and magnitude of the initial and future fundings for the total loan commitment and associated loan repayments, and assumes no defaults. With respect to certain loans included in the weighted average underwritten IRR shown, the calculation assumes the one-month spot USD LIBOR as of the date the loan was originated. There can be no assurance that the actual weighted average IRRs will equal the weighted average underwritten IRRs shown.

"Core Earnings" and "Net Core Earnings": Used by the Company to evaluate the Company's performance excluding the effects of certain transactions and GAAP adjustments the Company believes are not necessarily indicative of the current loan activity and operations. Core Earnings and Net Core Earnings are measures that are not prepared in accordance with GAAP. The Company defines Core Earnings as net income (loss) attributable to stockholders or, without duplication, owners of the Company's subsidiaries, computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) the incentive compensation payable to the Company's Manager, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, and (v) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items after discussions between the Company's Manager and board of directors (and after approval by a majority of the independent directors). The exclusion of depreciation and amortization from the calculation of Core

Earnings only applies to debt investments related to real estate to the extent the Company forecloses upon the property or properties underlying such debt investments. Net Core Earnings is Core Earnings less incentive compensation payable to the Company's Manager.

The Company believes providing Core Earnings and Net Core Earnings on a supplemental basis to net income as determined in accordance with GAAP is helpful to stockholders in assessing the overall performance of the Company's business. Core Earnings and Net Core Earnings should not be considered as substitutes for GAAP net income. The Company's methodology for calculating Core Earnings and Net Core Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, the Company's reported Core Earnings and Net Core Earnings may not be comparable to similar measures presented by other REITs.

KKR Real Estate Finance Trust Inc. and Subsidiaries

Condensed Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)

	June 30, 2017	December 31, 2016
	(Unaudited)
Assets
Cash and cash equivalents	$57,013	$96,189
Restricted cash and cash equivalents	900	157
Commercial mortgage loans, held-for-investment, net	1,056,083	674,596
Commercial mortgage loans, held-for-sale, net	—	26,230
Preferred interest in joint venture, held-to-maturity	37,090	36,445
Equity method investments in unconsolidated subsidiaries, at fair value	4,344	—
Accrued interest receivable	5,266	2,974
Other assets	2,582	2,728
Commercial mortgage loans held in variable interest entities, at fair value	5,467,095	5,426,084
Total Assets	$6,630,373	$6,265,403

Liabilities and Equity
Liabilities
Secured financing agreements, net	$177,198	$439,144
Accounts payable, accrued expenses and other liabilities	7,121	2,297
Dividends payable	13,505	—
Accrued interest payable	333	593
Due to affiliates	3,516	1,728
Variable interest entity liabilities, at fair value	5,351,985	5,313,574
Total Liabilities	5,553,658	5,757,336

Commitments and Contingencies

Temporary Equity
Redeemable noncontrolling interests in equity of consolidated joint venture	3,073	3,030
Redeemable preferred stock	949	—

Permanent Equity
Preferred stock, 50,000,000 authorized (1 share with par value of $0.01 issued and outstanding as of June 30, 2017 and December 31, 2016, respectively, and 125 shares with stated value of $1,000.00 issued and outstanding as of December 31, 2016)	—	125
Common stock, 300,000,000 authorized (53,711,838 and 24,158,392 shares with par value of $0.01 issued and outstanding as of June 30, 2017 and December 31, 2016, respectively)	537	242
Additional paid-in capital	1,053,045	479,417
Retained earnings	11,644	17,914
Total KKR Real Estate Finance Trust Inc. stockholders’ equity	1,065,226	497,698
Noncontrolling interests in equity of consolidated joint venture	7,467	7,339
Total Permanent Equity	1,072,693	505,037
Total Liabilities and Equity	$6,630,373	$6,265,403

KKR Real Estate Finance Trust Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Net Interest Income
Interest income	$17,446	$6,719	$30,352	$12,988
Interest expense	3,225	1,199	7,178	2,349
Total net interest income	14,221	5,520	23,174	10,639

Other Income
Change in net assets related to consolidated variable interest entities	4,175	5,824	8,785	3,740
Income from equity method investments in unconsolidated subsidiaries	330	—	346	—
Other income	275	18	439	79
Total other income (loss)	4,780	5,842	9,570	3,819

Operating Expenses
General and administrative	963	716	1,915	1,200
Management fees to affiliate	3,488	1,329	5,524	2,467
Incentive compensation to affiliate	—	88	—	365
Total operating expenses	4,451	2,133	7,439	4,032

Income (Loss) Before Income Taxes, Noncontrolling Interests and Preferred Dividends	14,550	9,229	25,305	10,426
Income tax expense	146	72	268	143
Net Income (Loss)	14,404	9,157	25,037	10,283
Redeemable Noncontrolling Interests in Income (Loss) of Consolidated Joint Venture	34	80	80	161
Noncontrolling Interests in Income (Loss) of Consolidated Joint Venture	214	207	424	391
Net Income (Loss) Attributable to KKR Real Estate Finance Trust Inc. and Subsidiaries	14,156	8,870	24,533	9,731
Preferred Stock Dividends	75	4	88	8
Net Income (Loss) Attributable to Common Stockholders	$14,081	$8,866	$24,445	$9,723

Net Income (Loss) Per Share of Common Stock
Basic	$0.30	$0.51	$0.66	$0.60
Diluted	$0.30	$0.51	$0.66	$0.60
Weighted Average Number of Shares of Common Stock Outstanding
Basic	46,632,975	17,248,539	36,810,769	16,079,840
Diluted	46,633,248	17,248,539	36,811,042	16,079,840

Dividends Declared per Share of Common Stock	$0.53	$0.34	$0.88	$0.70